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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


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                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):           February 14, 1997
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                            TCF Financial Corporation
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)



          0-16431                                         41-1591444
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Commission File Number                         (IRS Employer Identification No.)



          801 Marquette Avenue, Suite 302, Minneapolis, Minnesota 55402
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                    (Address of principal executive offices)



     (612) 661-6500
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Registrant's Telephone Number


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Item 5.   OTHER EVENTS

On February 14, 1997, TCF Financial Corporation (the "Company" or "TCF") announced that it had executed a letter of intent for the acquisition of Winthrop Resources Corporation ("Winthrop") in a merger transaction structured as a tax-free stock-for-stock exchange. Winthrop, with leased assets of $327 Million, specializes in leasing high-tech and business equipment. The aggregate merger price is approximately $326 million, or $36.50 per common share, based on a February 13, 1997 TCF stock price of $47 per share. The merger is subject to negotiation of a definitive agreement, satisfactory completion of due diligence review, approval by both companies' board of directors and shareholders, required regulatory filings and approvals, and treatment of the transaction as a pooling of interests for accounting purposes. Attached hereto as Exhibit 99.1 and incorporated herein by reference is the Company's press release dated February 14, 1997.



Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)       Exhibits

          99.1   Press Release dated February 14, 1997.





                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  February 19, 1997

                                   TCF FINANCIAL CORPORATION




                                   By   /s/ Ronald J. Palmer
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                                        Ronald J. Palmer
                                   Its  Treasurer and Chief Financial Officer